Exhibit  10.5

THE SECURITIES REFERRED TO IN THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

APRO BIO PHARMACEUTICAL CORPORATION
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of May 15 2006, is by and between APRO Bio Pharmaceutical Corporation, a Utah corporation (the "Company"), and University License Equity Holdings, Inc., a Colorado nonprofit corporation (the "Investor").

Recital

The Investor desires to acquire 406,000 shares of the Company's Common Stock, par value $0.001 per share (the "Company Stock"), in partial consideration for the grant of an exclusive license by The Regents of The University of Colorado, a constitutional body corporate, to the Company of certain patent rights under that certain License Agreement, dated of even date herewith (the "License Agreement"), and the Company desires to issue such shares of Company Stock to the Investor in connection with consideration for the grant of the exclusive license under the License Agreement, upon the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recital and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1.    Subscription. At or prior to the Effective Date (as such term is defined in the License Agreement), subject to the terms and conditions hereof, the following shall occur:

a.           The Investor and the Company shall execute this Agreement;

b.           The Company shall issue to the Investor 406,000 restricted shares of Company Stock (the "Shares") and shall deliver to the Investor a stock certificate evidencing its ownership of the Shares; and

c.           The Investor and the Company shall execute the License Agreement.

      2.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date of this Agreement, immediately prior to issuing the Shares:

    a.    Organization; Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement, to issue and sell the Shares and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary.

    b.           Capitalization. Other than as set forth on Schedule A attached hereto, the Company does not have any other shares of capital stock authorized. Schedule A  attached hereto sets forth the type and number of shares of capital stock authorized by the Company, all of the Company's issued and outstanding capital stock and all securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or warrants, subscription rights, options, stock appreciation rights, phantom equity or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and the name of each record holder thereof. Schedule A sets forth all equity, option, incentive and stock purchase plans and all other plans or arrangements under which the Company may issue any capital stock or securities of the Company and the number of shares of capital stock authorized to be issued under such plans or arrangements. All issued and outstanding securities of the Company are set forth on Schedule A attached hereto and (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable and free of any liens or encumbrances and will not violate or be subject to any preemptive rights or rights of first refusal granted by the Company. The Shares will be issued in compliance with all applicable federal and state securities laws. The Shares represent four percent (4%) of the issued and outstanding capital stock of the Company, calculated pursuant to Section 5(a) below.

    c.           Due Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all of the Company's obligations hereunder, and the authorization, sale, issuance and delivery of the Shares pursuant hereto has been taken. This Agreement, when executed and delivered, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies. No authorization, approval, consent or license of any third party, court or governmental regulatory body or authority is required on the part of the Company in connection with the execution and delivery of this Agreement and the valid issuance and sale of the Shares or the consummation of any other transaction contemplated hereby.

    d.           Intellectual Property. The Company owns or possesses no patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information or other proprietary rights and processes other than the intellectual property rights licensed to the Company from The Regents of the University of Colorado pursuant to the License Agreement.

    e.           Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company that questions the validity of any of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, properties, condition, affairs, business or operations of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or, to the best of its knowledge, subject to the provisions of any order, writ, injunction, judgment or decree of any arbitration panel or tribunal, court or government agency or instrumentality.

    f.           Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, operations, assets, properties, liabilities, financial condition or operations of the Company.

    g.           Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any third parties or governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares or the consummation of the transactions contemplated hereby have been obtained and are effective as of the date hereof, except for notices required or permitted to be filed with certain state and federal securities commissions, which required notices will be filed on a timely basis.

    h.           Newly Formed Entity. The Company was formed with the Utah Secretary of State on February 28, 2006 and since that time has conducted no business operations and has not incurred any liabilities or acquired any assets, other than as contemplated in connection with the transaction contemplated by the License Agreement and in connection with the sale of Company Stock.

    i.           Full Disclosure. The Company has provided Investor with all information requested by the Investor in connection with its decision to purchase the Shares. To the Company's knowledge, none of this Agreement, any attachments hereto, or any other information delivered by the Company to the Investor or its attorneys or agents in connection herewith or therewith contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

    j.           Defaults. The Company is not in violation or default of any term of (i) its articles of incorporation or bylaws, or (ii) any judgment, decree, order, or writ applicable to the Company. The Company is not a party to any material mortgage, indenture, contract, agreement or instrument. The execution, delivery, and performance of and compliance with this Agreement and the issuance and sale of the Shares, will not, with or without the passage of time or the giving of notice, result in any such violations, or be in conflict with or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company.

    k.    Exemption. The offer, issuance, and sale of the Shares are being made in reliance on exemptions from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws.

    1.    Broker Fees. The Company has not employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, and has not dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect hereto as a result of which any claim for a fee can or will be made against the Investor.

      3.    Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date hereof to the Company as follows:

   a.           Experience; Investigation; Investment. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Investor understands that the Company is a newly formed corporation, that it has no significant assets or operations and that intends to enter into the License Agreement and raise additional debt or equity capital to fund the development of products and processes licensed under the License Agreement. The Company has made all requested information available to the Investor and the Investor has received sufficient information to enable it to evaluate the merits and risks of its investment. The Investor understands that its investment in the Company is speculative and any return on the investment is highly uncertain. The Investor is able to bear the economic risk of the investment and has the ability to hold the Shares indefinitely and the ability to suffer a complete loss of its investment. The Investor is purchasing the Shares for investment for its own account, for investment purposes only, and not with a view towards their distribution.

   b.           Transfer Restrictions. The Investor will not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the Shares in the absence of either (i) an effective registration statement covering such transaction under the Securities Act of 1933, as amended (the "Securities Act"), and effective qualification or registration under all applicable state securities laws and regulations, or (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required and qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration requirements have been satisfied in full); provided, however, that the Company agrees that the Investor may transfer the Shares to any entities or organizations that are control affiliates of the Investor ("Exempt Transfer") and who agrees to be bound by the terms and conditions of this Agreement to the same extent as if it had been an original party hereto. The Investor understands and agrees that the following legend (or one substantially similar) will be placed on the certificates for the Shares:

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN

EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

    c.            Registration. The Investor acknowledges that neither (i) the United States Securities and Exchange Commission nor the securities regulatory agency of any state or other federal agency has made any determination as to the merits of purchasing the Shares; and (ii) the purchase of the Shares involves a high degree of risk. The Investor understands that the Shares are being issued and sold in reliance upon exemptions provided in the Securities Act. The Investor understands that the Company is under no obligation to register the Shares or to assist the Investor in complying with any exemption from registration if the Investor should at a later date wish to dispose of such Shares. The Investor understands that the Shares may not qualify for sale or other disposition under Rule 144 promulgated under the Securities Act.

    d.            Market Standoff and Lock-Up/Leak-Out Agreements.

(i)           In the event the Company files a registration statement under the Securities Act with respect to an initial public offering by the Company, and if required by the underwriter(s) of such offering, Investor hereby agrees to enter into a customary market standoff agreement with such underwriter providing that during a period of up to one hundred eighty (180) days following the effective date of such registration statement, Investor will not, without the prior consent of the underwriter, sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any shares of Common Stock (or other securities of the Company) held by it; provided, that all officers and directors of the Company and holders of at least five percent (5%) of the Company's voting securities enter into similar agreements.

(ii)         In the event the Company should engage in a transaction other than a registered initial public offering pursuant to which a public trading market develops for the Company's securities, Investor will, if requested by the Company, enter into a lockup/leak out agreement providing that it will not, without the prior consent of the Company, sell any of its shares of Company Stock (or the shares received by it in exchange for such shares in connection with such transaction) in any public trading market during a period not to exceed one year (the "Lock-Up Period") following the date of the closing of such transaction and that thereafter it will limit its sales of the Company Stock (or the shares received by it in exchange for such shares in connection with such transaction) in any public trading market to an amount that is not more than 1/24 of its total holdings during each calendar month occurring during a period of not more than two years following the expiration of the Lock-Up Period; provided, that all officers and directors of the Company and holders of at least five percent (5%) of the Company's outstanding voting securities enter into similar agreements.

      4.          Indemnity. The Company agrees to indemnify and hold harmless the Investor, its directors, officers, stockholders, agents and employees from and against any claim, demand, loss, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred as a result of any misrepresentation or breach of any agreement, representation, warranty or covenant made by the Company herein.

      5.           Anti-Dilution and Preemptive Rights Covenant.

    a.           Calculation. The Company agrees to maintain the Investor's ownership percentage of the Company's total outstanding capital stock at four percent (4%) (the "Investor's Ownership Interest"), subject to adjustment downward if the Investor transfers stock (as discussed below), as calculated in this Section 5(a). The calculation of the Company's total outstanding capital stock shall include the Company's issued and outstanding common stock, the Shares, any additional shares of stock issued to the Investor pursuant to this Section 5, and any other outstanding shares of capital stock of the Company. This calculation shall not include (i) any (I) shares of restricted stock or (II) shares issued upon the exercise of options, each as granted to the Company's employees, directors or consultants pursuant to any stock purchase, restricted stock or stock option plans or other similar compensatory arrangements that are approved by the Company's board of directors ("Board of Directors"); (ii) any shares of stock issued by the Company in a public offering of such stock pursuant to a registration statement filed under the Securities Act (a "Public Offering"); or (iii) any shares of stock issued by the Company in connection with an acquisition or merger with an unaffiliated third party that is approved by the Board of Directors (an "Approved Merger") (collectively, the "Excluded Securities"). The Company shall maintain the Investor's Ownership Interest by issuing to the Investor additional securities (the "Additional Securities") of the same type of security that triggers this provision (the "Triggering Issuance"). Upon the occurrence of a Triggering Issuance, for any and all purposes the Additional Securities shall (y) automatically and without any further action be deemed to have been issued by the Company to Investor with Investor being the owner of record of the Additional Securities on the books and records of the Company, and (z) be deemed issued and outstanding securities of the Company. The Company shall issue to Investor certificates representing all Additional Securities issued during each calendar quarter within ten (10) days after the end of each calendar quarter. If the Investor transfers any of the Shares, or any additional shares issued to the Investor under this Section 5 (other than in an Exempt Transfer), the Investor's Ownership Interest shall be reduced proportionately and the Company's anti-dilution obligation under this Section 5 shall be proportionately reduced.

    b.           Notice. If the Investor is entitled to receive additional securities pursuant to Section 5(a) above, the Company shall provide the Investor with prompt written notice thereof. A capitalization table showing the new capitalization of the Company, including the adjustment in the number of securities issued to the Investor, shall be provided with such notice. The Company shall promptly deliver to the Investor the additional securities, and the Investor shall not be obligated to pay any additional consideration for such additional securities received.

    c.           Termination. The Investor's rights under Section 5(a) shall terminate on the earliest to occur of the following: (i) immediately prior to a sale of all or substantially all of the assets of the Company, (ii) immediately prior to any issuance or exchange of stock in connection with an Approved Merger in which the stockholders of the Company immediately prior to such transaction own less than 50% of the Company's or other surviving entity's voting power immediately following such transaction; (iii) upon the completion of equity financings which result in the Company having received a cumulative total of at least three million dollars ($3,000,000) since its inception (the "Threshold Amount") and shall not apply to any equity issued in any financing in excess of the Threshold Amount (regardless of whether the Threshold Amount is exceeded in the equity financing in which the Threshold Amount is reached); or (iv) immediately prior to the effective date of any Public Offering.

   d.    Preemptive Rights. If the Investor's rights pursuant to Section 5(a) are terminated pursuant to Section 5(c)(iii), from and after that time, the Investor shall immediately have the preemptive right to purchase its pro rata share of New Securities (as defined below) which the Company may, from time to time, sell and/or issue at the price at which such New Securities are to be issued (including in an equity financing in which the Threshold Amount is reached), such pro rata share to be determined in the same manner as the Investor's Ownership Percentage (the "Preemptive Share"). In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the New Securities (the "Issuance Notice"). The Investor shall have fifteen (15) business days from the date of receipt of the Issuance Notice (the "Exercise Period") to agree to purchase all or a portion of the Investor's Preemptive Share of such New Securities for the price and upon the general terms specified in the Issuance Notice by giving written notice to the Company, which notice shall state the quantity of New Securities to be purchased by the Investor (the "Preemptive Notice"). The Company shall have 90 after the expiration of the Exercise Period (the "Offering Period") to sell the New Securities which are not purchased pursuant to the Preemptive Notice (the "Remaining New Securities") at a price and upon general terms no more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold the Remaining New Securities within the Offering Period, the Company shall not thereafter issue or sell any New Securities without first complying with this Section 5(d). For purposes of this Section 5(d), "New Securities" shall mean any equity securities of the Company whether or not now authorized and any securities convertible, exchangeable or exercisable for any equity security of the Company other than (i) Excluded Securities, or (ii) securities issuable upon the exercise, conversion or exchange of derivative securities which were originally issued as New Securities in accordance with Section 5(d). The Investor's rights under this Section 5(d) shall terminate upon the completion of equity financings which result in the Company having received a total of at least twenty million dollars ($20,000,000) in the aggregate since its inception (the "Preemptive Threshold Amount") and shall not apply to any equity issued in any financing in excess of the Preemptive Threshold Amount (regardless of whether the Preemptive Threshold Amount is exceeded in the equity financing in which the Preemptive Threshold Amount is reached).

      6.    Other Covenants. The Company agrees that, so long as the Investor owns the Shares or any additional shares issued to the Investor under Section 5 above:

    a.           Corporate Existence. The Company will preserve, renew and keep in full force and effect, its corporate existence.

    b.           Compliance with Laws. The Company will comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance would not, individually or in the aggregate, have a material adverse effect on the business, operations, prospects or financial condition of the Company.

    c.           Books and Records. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with United States generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under United States generally accepted accounting principles consistently applied.

    d.           Information Delivery Requirements.

    (i)           The Company shall deliver to Investor no later than ninety (90) days after the close of its fiscal year, an audited income statement, balance sheet and statement of cash flows prepared in accordance with United States generally accepted accounting principles consistently applied and a summary of corporate events, each for the preceding fiscal year.

    (ii)           The Company shall deliver to Investor all minutes of meetings of and resolutions and written consents adopted by of the Board of Directors and stockholders of the Company, including all exhibits thereto, within ten (10) days after the date of any such meeting or the effective date of any such resolutions or consents, as the case may be. The Company may request the return of any and all documents and materials provided to Investor pursuant to this Section 6(d)(ii) other than documents and materials which Investor would otherwise be entitled to receive as a stockholder of the Company. If the Company requests the return of any such documents or materials, the Company shall prominently and clearly mark the documents and materials for which it is requesting return to the Company and shall include a self-addressed envelope for the return of such documents and materials by Investor. Investor shall use its reasonable efforts to return all such documents and materials to the Company within fourteen (14) business days from the date of receipt by Investor.

      7.    Miscellaneous.

    a.           Remedy. In addition to other remedies to the Investor may be entitled for a material breach by the Company of this Agreement by contract, by law or otherwise, the Investor shall also be entitled to terminate the License Agreement.

    b.           Confidentiality. Subject to Section 24-72-201, et. seq., of the Colorado Revised Statutes, the Investor agrees that it will hold in strict confidence any information that is disclosed, delivered or made available to it in connection with or pursuant to this Agreement (the "Company Confidential Information") and shall not disclose nor permit disclosure of any such information to anyone, except to employees or agents of the Investor to whom disclosure is necessary, and shall not use such information for any purpose other than to monitor its investment in the Company. Notwithstanding the foregoing, the Investor may disclose such information to the transferee in any Exempt Transfer (an "Exempt Transferee") so long as such Exempt Transferee agrees, subject to Section 24-72-201, et. seq., of the Colorado Revised Statutes, to keep any such information confidential under terms no less stringent than is required pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, the Investor shall have no obligation to preserve the confidential nature of any Company Confidential Information which: (i) is or becomes generally available to the public by other than unauthorized disclosure, (ii) was or is independently discovered by Investor or its employees or affiliates after the date of the this Agreement, or (iii) is disclosed to the Investor by a party under no duty of confidentiality with respect to such information. Disclosure of Confidential Information shall not be precluded if disclosure is: (i) required by law or (ii) is in response to a valid order of a court or other governmental body of the United States (provided the Investor first gives written notice to the Company and makes a reasonable effort to obtain a protective order requiring the Company Confidential Information be used solely for the purpose for which the original order was issued).

    c.           Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may be modified only in writing by the parties hereto.

    d.           Governing Law. The terms of this Agreement shall be construed in accordance with the laws of the State of Colorado, as applied to contracts entered into by Colorado residents within the State of Colorado and to be performed entirely within the State of Colorado, without regard to the law of conflicts of the State of Colorado. The Company hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of Colorado and the Federal courts of the United States sitting in the State of Colorado for the purpose of any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of Colorado, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

    e.           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto.

    f.           Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    g.           Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

This Agreement may be executed by delivery of an original executed counterpart signature page by facsimile transmission.

    h.           Notice. Any and all notices, requests, consents and demands required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given and received (i) upon personal delivery, (ii) upon the first business day following delivery to a nationally recognized overnight delivery service, (iii) the next business day after delivery to reputable overnight courier addressed as set forth below, or (iv) upon the third business day after deposit in the United States first class mail, postage prepaid and addressed as set forth below. Any party hereto may by notice so given change its address for future notices hereunder. Notices shall be sent to the addresses specified below:

If to the Investor:

University License Equity Holdings, Inc. 4001 Discovery Drive, Suite 390C Campus Box 591
Boulder, CO 80309-0588

Attn: David N. Allen

If to the Company:

APRO Bio Pharmaceutical Corporation 5820 Tolcate Woods Lane
Salt Lake City, Utah 84121

Atten: David W. Floor

    i.           Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the date first above written.

INVESTOR:

University License Equity Holdings, Inc.
By: /s/R.C. Mercure, Jr.
Its: Chairman

COMPANY:

APRO Bio Pharmaceutical Corporation
By: /s/ David Floor
Its: Executive V.P.

Schedule A
CAPITALIZATION

As of the date hereof, the authorized capital consists of 10,000,000 shares of preferred stock, par value $0.001, none of which is issued or outstanding, and 90,000,000 shares of common stock, par value $0.001, of which 10,150,000 shares are issued and outstanding. As of the date hereof, there are no outstanding options, warrants, convertible securities or other rights entitling the holders to acquire shares of the Company's capital stock.

Attached hereto is the shareholder list of the Company as of the date hereof.

Confidential

APRO BIO PHARMACEUTICAL CORPORATION

List of Stockholders 5-15-06

AMENDMENT TO SUBSCRIPTION AGREEMENT

This Agreement, dated March 17, 2009, is between Apro Bio Pharmaceutical Corporation (”Company”) and University License Equity Holdings, Inc., a Colorado nonprofit corporation (the “Investor”), and amends a Subscription Agreement dated May 15, 2006 (the “Subscription Agreement”) between the Company and the Investor.

WHEREAS, Section 5 of the Subscription Agreement provided certain anti-dilution protections to the Investor in the event the Company issued or sold any capital stock following the date of the Subscription Agreement, except in certain circumstances; and

WHEREAS, Section 5 of the Subscription Agreement could prevent the Company from engaging in financing transactions for the purpose of advancing the Company’s business; and

WHEREAS, the parties have agreed that Section 5 should be replaced with a provision which will allow the Company to engage in future financing transactions.

NOW THEREFORE, the parties, for good and valuable consideration, the receipt of which is hereby acknowledged, agree as follows:

       1.  Section 5 of the Subscription Agreement shall be deleted in its entirety.

2. The Company hereby agrees that, in lieu of Section 5 of the  Subscription Agreement, the Company shall issue to Investor within thirty (30) days of the effective date of the Company’s proposed merger with Across America Financial Services, Inc. (the “Merger”), shares of the Company's common stock representing two percent (2%) of all outstanding shares of capital stock of Company on a fully diluted basis at the closing of Company’s Merger, which calculation shall include all Placement Agent Warrants, Units, and Shares issued in connection with the closing of the Merger, as described in the Merger term sheet.   The shares shall be issued to University License Equity Holdings, Inc., a Colorado nonprofit corporation ("ULEHI"), pursuant to ULEHI's standard form stock subscription agreement.

3. In all other respects, the Subscription Agreement shall remain in full force and effect.

INVESTOR:

University License Equity Holdings, Inc.

/s/ David N. Allen
By: David N. Allen
Its: Secretary

COMPANY:

Apro Bio Pharmaceutical Corporation

/s/ Vicki D.E. Barone
By: Vicki D.E. Barone
Its: Chairperson